UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008 (January 24, 2008)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Amended and Restated Reinsurance Pooling Agreement

On November 9, 2007, State Auto Financial Corporation (“STFC”) announced that it intended to make certain changes to the reinsurance pooling arrangement among certain of its insurance subsidiaries, State Automobile Mutual Insurance Company (“State Auto Mutual”), which owns approximately 65% of the outstanding common shares of STFC, and certain insurance subsidiaries and affiliates of State Auto Mutual. The proposed changes were subject to regulatory approval by various state insurance departments. See the Current Report on Form 8-K filed by STFC with the Securities and Exchange Commission on November 13, 2007.

On January 24, 2008, final regulatory approvals were received from all applicable state insurance departments with respect to the proposed changes to the reinsurance pooling arrangement.

The proposed changes are embodied in a Reinsurance Pooling Agreement, Amended and Restated as of January 1, 2008 (the “Amended and Restated Pooling Agreement”), among State Auto Mutual, State Auto Property and Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Wisconsin (“SA WI”), Farmers Casualty Insurance Company (“Farmers Casualty”), State Auto Insurance Company of Ohio (“SA OH”), State Auto Florida Insurance Company (“SA FL”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Patrons Mutual Insurance Company of Connecticut (“Patrons”), Litchfield Mutual Fire Insurance Company (“Litchfield”), and Beacon National Insurance Company (“Beacon”). State Auto Mutual, State Auto P&C, Milbank, SA WI, Farmers Casualty, SA OH, SA FL, Meridian Security, Meridian Citizens Mutual, Patrons, Litchfield and Beacon are collectively referred to as the “Pooled Companies.”

State Auto P&C, Milbank, Farmers Casualty and SA OH are wholly owned subsidiaries of STFC. SA WI, SA FL, Meridian Security and Beacon are wholly owned subsidiaries of State Auto Mutual. Meridian Citizens Mutual, Patrons and Litchfield are affiliated with State Auto Mutual through affiliation agreements.

Since 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement which has been amended from time to time, including amendments to add participants to this pooling arrangement and to adjust pooling percentages. The Amended and Restated Pooling Agreement amended the reinsurance pooling agreement in effect as of December 31, 2007, to add (i) Patrons, Litchfield and Beacon to the pooling arrangement, and (ii) State Auto Mutual’s middle market business to the pooling arrangement. Concurrently with the addition of the three companies, the participating percentages of certain of the Pooled Companies were adjusted so that STFC’s insurance subsidiaries maintained an overall share of the pool at 80% and State Auto Mutual and its subsidiaries and affiliates maintained an overall share of the pool at 20%.

Under the terms of the Amended and Restated Pooling Arrangement, the Pooled Companies cede all of their direct insurance business to State Auto Mutual. All of State Auto Mutual’s property and casualty insurance business is also included in the pooled business, except for voluntary assumed reinsurance business. State Auto Mutual then cedes a percentage of the pooled business to the other Pooled Participants and retains the balance. The allocated pooling percentages of the Pooled Companies as of January 1, 2008, were as follows: State Auto Mutual – 19.0%; State Auto P&C – 59.0%; Milbank – 17.0%; Farmers Casualty – 3.0%; SA WI – 0.0%; SA OH – 1%; SA FL – 0.0%; Meridian Security – 0.0%; Meridian Citizens Mutual – 0.5%; Patrons – 0.4%; Litchfield – 0.1%; and Beacon – 0.0%.

(b)	Investment Management Agreements

On December 14, 2007, State Auto Mutual completed its affiliation with Patrons and Litchfield. On that same day, Patrons and Litchfield, as affiliates of State Auto Mutual, each entered into a separate Investment Management Agreement with Stateco Financial Services, Inc. (“Stateco”), a wholly owned subsidiary of STFC. The effectiveness of these two Investment Management Agreements was subject to receipt of all regulatory approvals required to implement the terms of these agreements. On January 24, 2008, final regulatory approvals were received for these agreements from the Connecticut Department of Insurance.

Under these Investment Management Agreements, Stateco serves as the investment manager for the investable assets of Patrons and Litchfield. Stateco supervises all investment decisions for Patrons and Litchfield, subject to oversight by the Boards of Directors of Patrons and Litchfield. For its services, Stateco receives an investment management fee based on a percentage of the average asset value of invested assets (40 basis points for fixed instruments, invested cash and preferred stock and 50 basis points for all common stock portfolios). In addition, Stateco is entitled to a performance bonus based on the performance of the common stock portfolios if the total return on any common stock portfolio exceeds for a particular quarter the total return for the S&P 500 for the same quarter (10 basis points of the portion of the average asset value of the particular portfolio which exceeds the asset value of the same portfolio calculated based on the actual total performance of the S&P 50 for the quarter in question).

(c)	Patrons and Litchfield Management Services and Expense Agreements

As indicated above, on December 14, 2007, State Auto Mutual completed its affiliation with Patrons and Litchfield. Prior to that time, Patrons, Litchfield, Provision State Insurance Company (“Provision State”), a wholly owned subsidiary of Patrons, and Patrons Fire Insurance Company of Rhode Island (“Patrons RI”), an affiliate of Patrons, were parties to two management services agreements and three expense agreements pursuant to which Patrons managed the businesses and operations of Litchfield, Provision State and Patrons RI. On the completion date of the affiliation (December 14, 2007), State Auto Mutual, State Auto P&C, Patrons, Litchfield, Provision State and Patrons RI entered into amendments to each of the management services agreements and expense agreements. The effectiveness of these five amendments was subject to receipt of all regulatory approvals required to implement the terms of these amendments. On January 24, 2008, final regulatory approvals were received for these amendments from the Connecticut Department of Insurance.

Management Services Agreements, As Amended

Under the two management services agreements, as amended:

(a)	Patrons, through its employees, provides such management services as are reasonably necessary or desirable for the conduct of the insurance businesses of Litchfield and Patrons RI.

(b)	State Auto P&C, through its employees, provides certain executive, administrative, technical and professional support services to Patrons, Litchfield and Patrons RI, and State Auto Mutual provides certain data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and other items of tangible personal property or facilities to Patrons, Litchfield and Patrons RI

(c)	The costs and expenses of the services, equipment and facilities provided by Patrons, State Auto P&C and State Auto Mutual, as the case may be, are allocated to Patrons, Litchfield and Patrons RI in accordance with the terms of the expense agreements described below.

Expense Agreements, As Amended

Under the three expense agreements, as amended:

(a)	Litchfield, Provision State, and Patrons RI, as the case may be, have agreed to pay Patrons a charge equal to all expenses, direct and indirect, reasonably and equitably determined by Patrons to be attributable to Litchfield, Provision State, or Patrons RI, as the case may be, for services and facilities provided by Patrons to such party, except to the extent application of laws or regulations would otherwise require. The basis for determining the charges to any party is similar to those used by Patrons for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis will be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Patrons on behalf of these parties.

(b)	Patrons, Litchfield, Provision State, and Patrons RI, as the case may be, have agreed to pay to pay State Auto Mutual and State Auto P&C a charge equal to all expenses, direct and indirect, reasonably and equitably determined by State Auto Mutual and State Auto P&C to be attributable to Patrons, Litchfield, Provision State, or Patrons RI, as the case may be, for services and facilities provided by State Auto Mutual and State Auto P&C to such party, except to the extent application of laws or regulations would otherwise require. The basis for determining the charges to any party shall be similar to those used by SAM and State Auto P&C for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis will be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by State Auto Mutual and State Auto on behalf of Patrons, Litchfield, Provision State, and Patrons RI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: January 30, 2008	By	/s/ Steven E. English
Vice President and Chief Financial Officer